Exhibit 10.2

AGREEMENT AND PLAN OF REORGANIZATION

Investnet, Inc.

and

China Kangtai Cactus Bio-Tech Company Limited

This Agreement and Plan of Reorganization (“Agreement”), dated as of May 13, 2005, among Investnet, Inc. (“IVNE”), a Nevada corporation, China Kangtai Cactus Bio-Tech Company Limited (“CKCB”), a British Virgin Islands corporation, the designated shareholders of China Kangtai Cactus Bio-Tech Company Limited (“CKCB Designated Shareholders”) who will join this Agreement by execution, and AGrade Ltd., a British Virgin Islands corporation as the principal shareholder of the IVNE (“Principal Shareholder”).  The Principal Shareholder is party to this Agreement solely for the purpose of making certain representations, warranties and covenants.

W I T N E S S E T H:

A.

WHEREAS, CKCB and IVNE are corporations duly organized under the laws of the British Virgin Islands (“BVI”) and the State of Nevada, respectively.

B.

Plan of Reorganization.  The CKCB Designated Shareholders represent and have authority for the owners of 100% of the issued and outstanding common stock of CKCB; and CKCB solely owns directly the entire issued share capital of Harbin Hainan Kangda Cacti Hygiencal Food Stock Co; Ltd (“Kangda”), which is a joint stock company established under the laws of the People’s Republic of China (“PRC”) and responsible for the production and sales of plant extracts, biochemical products and pharmaceutical raw products in the PRC.  It is the intention that 12% of the issued and outstanding stock of CKCB shall be acquired by IVNE in exchange solely for its voting stock at the Initial Closing Date (or defined below); and, subsequently, up to the remaining 88% of the issued and outstanding stock of CKCB shall be acquired by IVNE in exchange for a promissory note convertible into IVNE common stock, $0.001 par value (“IVNE Common Stock”) at the Second Closing Date (as defined below).

C.

Exchange of Shares.  IVNE and the CKCB Designated Shareholders agree that 12% of the 500,000 common shares issued and outstanding of CKCB shall be exchanged with IVNE for 110,130,615 shares of IVNE Common Stock (the “Initial Closing”).  The IVNE shares, at the Initial Closing, shall be delivered to the CKCB Designated Shareholders (or their designees pursuant to a letter of instruction provided to the transfer agent) in exchange for their CKCB shares as hereinafter set forth.  Further, IVNE and the CKCB Designated Shareholders agree that subsequently, and subject to certain conditions, the remaining 88% of the 500,000 common shares issued and outstanding of CKCB shall be exchanged with IVNE (the “Second Closing”) for the purchase price of $8,070,000 (the “Purchase Price”), payable by the issuance by IVNE of a convertible promissory note, the form of which is set forth in Exhibit A hereof (the “Convertible Note”).  The Convertible Note may be convertible into 14,248,395 shares of IVNE

Common Stock to be issued upon such conversion to the CKCB Designated Shareholders (or their designees pursuant to a letter of instruction provided to the transfer agent), subject to effecting a 1:70 reverse split of IVNE Common Stock.

NOW, THEREFORE, it is agreed among the parties as follows:

ARTICLE I

The Consideration

1.1

Subject to the conditions set forth herein on the Initial Closing, the CKCB Designated Shareholders shall exchange 12% of shares of CKCB (constituting at least 12% of the issued and outstanding common stock of CKCB) for 110,130,615 shares of IVNE Common Stock.  The transactions by this Section 1.1 shall be completed at the Initial Closing on a closing date (“Initial Closing Date”) which shall be as soon as practicable after joinder in this exchange by the CKCB Designated Shareholders, except that such transaction must be completed on or before June 15, 2005, or this Agreement shall expire unless extended in writing.

1.2

The CKCB Designated Shareholders or their designees, in the amounts and percentages as instructed by the CKCB Designated Shareholders, shall receive shares of $0.001 par value IVNE Common Stock as follows:

IVNE shall issue 110,130,615 of its newly issued shares of IVNE Common Stock, for 12% of the outstanding common shares of CKCB, to the CKCB Designated Shareholders or their designees pursuant to a letter of instruction provided to the transfer agent.

1.3

Subject to the other provisions hereof, in order for this Agreement to become effective, it must be duly executed by the CKCB Designated Shareholders who represent and have voting authority for all of the holders of the outstanding common stock of CKCB.

1.4

Provided the transaction described in paragraphs 1.2 and 1.3 above have been consummated, and the conditions described in the Convertible Note have been effected, IVNE shall, upon conversion of the entirety of the Convertible Note, issue 14,248,395 (post a 1:70 reverse split) of its shares of common stock for the remaining 88% of the outstanding common shares of CKCB to the CKCB Designated Shareholders or their designees pursuant to a letter of instruction provided to the transfer agent.

ARTICLE II

Issuance and Exchange of Shares

2.1

The 110,130,615 shares of IVNE Common Stock shall be issued by it to the CKCB Designated Shareholders or their designees at the Initial Closing Date.

2.2

IVNE represents that no outstanding options or warrants for its unissued shares exist.

2.3

The stock transfer books of CKCB shall be closed on the Initial Closing Date, and thereafter no transfers of the stock of CKCB shall be made (except pursuant to the Convertible Note).  CKCB and IVNE shall appoint Burns & Levinson LLP as an exchange agent (“Exchange Agent”), to accept surrender of the certificates representing the common shares of CKCB, and to deliver in exchange for such surrendered certificates, shares of IVNE Common Stock.  The authorization of the Exchange Agent may be terminated by IVNE after October 28, 2005.

2.4

No fractional shares of IVNE stock shall be issued as a result of the Agreement.  Shares shall be rounded up to nearest whole share.

2.5

At the Initial Closing, each holder of a certificate or certificates representing common shares of CKCB, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been validly asserted and perfected pursuant to BVI law shall not be converted into shares of IVNE Common Stock, but shall represent only such dissenters' rights.  Upon such presentation, surrender, and exchange as provided in this Section 2.5, certificates representing shares of CKCB previously held shall be canceled.  Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of CKCB at the Initial Closing Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement.  If the certificates representing shares of CKCB have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

ARTICLE III

Representations, Warranties

and Covenants of China Kangtai Cactus Bio-Tech Company Limited

No representations or warranties are made by any director, officer, employee or shareholder of CKCB as individuals, except as and to the extent stated in this Agreement.  CKCB hereby represents, warrants and covenants to IVNE, as follows:

3.1

CKCB is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted.  CKCB solely owns directly the entire issued share capital of Kangda, which is a joint stock company established under the laws of the People’s Republic of China (“PRC”) and responsible for the production and sales of cactus and its ramification products in the PRC.  The Certificate of Incorporation and Bylaws of CKCB are complete and accurate, and the minute books of CKCB contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of CKCB.

3.2

The aggregate number of shares which CKCB is authorized to issue is 20,000,000 shares of common stock of which 500,000 shares are issued and outstanding.

3.3

CKCB has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

3.4

Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by CKCB will conflict with or result in a breach or violation of the Certificate of Incorporation or Bylaws of CKCB.

3.5

The execution, delivery and performance of this Agreement has been duly authorized and approved by the CKCB Board of Directors.

3.6

There are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the executive officers of CKCB, threatened against CKCB or affecting any of its assets or properties, and to the knowledge of CKCB’ officers, CKCB is not in any material breach or violation of or default under any contract or instrument to which CKCB is a party, or under its respective Certificate of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to CKCB.

3.7

The representations and warranties of CKCB shall be true and correct as of the date hereof and as of the Initial Closing Date.

3.8

No representation or warranty by CKCB in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

3.9

To the knowledge of the executive officers of CKCB, all trade names, inventions, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how, and trade secrets which are used in the conduct of CKCB’s business, whether registered or unregistered (collectively the “Proprietary Rights“) are owned by CKCB.  To the knowledge of the executive officers of CKCB, CKCB created or developed such Proprietary Rights and such Proprietary Rights are not subject to any restriction, lien, encumbrance, right, title or interest in others.  All of the Proprietary Rights stand solely in the name of CKCB and not in the name of any shareholder, director, officer, agent, partner or employee or anyone else known to the executive officers of CKCB, and none of the same have any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto.  To the knowledge of the executive officers of CKCB, CKCB’s ownership and use of the Proprietary Rights do not and will not infringe upon, conflict with or violate in any material respect any patent, copyright, trade secret or other lawful proprietary right of any other party, and no claim is pending or, to the knowledge of the executive officers of CKCB, threatened to the effect that the operations of CKCB infringe upon or conflict with the asserted rights of any other person under any of the Proprietary Rights, and to the knowledge of the executive officers of CKCB there is no reasonable basis for any such claim (whether or not pending or threatened).  No claim is pending, or to the knowledge of the executive officers of CKCB, threatened to the effect that any such Proprietary Rights owned or licensed by CKCB, or which CKCB otherwise has the right to use, is invalid or unenforceable by CKCB.

3.10

(i) CKCB has not received notice of any material violation of or investigation relating to any environmental or pollution law, regulation, or ordinance with respect to assets now or previously owned or operated by CKCB that has not been fully and finally resolved; (ii) to the knowledge of the executive officers of CKCB, all permits, licenses and other authorizations which are required under United States, federal, state, provincial and local laws with respect to pollution or protection of the environment (“Environmental Laws”), including Environmental Laws relating to actual or threatened emissions, discharges or releases of pollutants, contaminants or hazardous or toxic materials or wastes (“Pollutants”) have been obtained; (iii) to the knowledge of the executive officers of CKCB, no conditions exist on, in or about the properties now or previously owned or operated by CKCB or any third-party properties to which any Pollutants generated by CKCB were sent or released that could give rise on the part of CKCB to material liability under any Environmental Laws, material claims by third parties under Environmental Laws or under common law or the occurrence of material costs to avoid any such liability or claim; and (iv) to the knowledge of the executive officers of CKCB, all operators of Kangda's assets are in material compliance with all terms and conditions of such Environmental Laws, permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, relating to Kangda's assets.

3.11

CKCB has delivered to IVNE financial statements of Kangda dated December 31, 2004.  All such statements, herein sometimes called “Kangda Financial Statements” are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Kangda for the periods indicated.  All financial statements of Kangda will have been prepared in accordance with generally accepted accounting principles.

3.12

Since the dates of the Kangda Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of Kangda, Kangda does not have any material liabilities or obligations, secured or unsecured except as shown on the updated financials of Kangda dated December 31, 2004 (whether accrued, absolute, contingent or otherwise).

ARTICLE IV

Representations, Warranties and Covenants of

Investnet, Inc.

No representations or warranties are made by any director, officer, employee or shareholder of IVNE as individuals, except as and to the extent stated in this Agreement or in a separate written statement.

IVNE hereby represents, warrants and covenants to CKCB and its shareholders, except as stated in the schedules attached hereto, if any, as follows:

4.1

IVNE is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted.  The Articles of Incorporation and Bylaws of IVNE, copies of which have been delivered to CKCB, are complete and accurate, and the minute books of IVNE contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of IVNE.

4.2

The aggregate number of shares which IVNE is authorized to issue is 200,000,000 shares of common stock, $.001 par value per share, of which 59,869,385 shares of such common stock are issued and outstanding, fully paid and non-assessable and 200,000,000 shares of preferred stock, $.001 par value per share, of which 10,000 shares of such preferred stock are issued and outstanding, fully paid and non-assessable, but shall be purchased by the Seller and retired following the Initial Closing.  IVNE has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock.

4.3

IVNE has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

4.4

Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by IVNE will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of IVNE.

4.5

The execution of this Agreement has been duly authorized and approved by the Board of Directors of IVNE and the Stockholders of IVNE (if necessary).

4.6

IVNE has delivered to CKCB audited financial statements of IVNE dated December 31, 2004 and unaudited financial statements as of March 31, 2005.  All such statements, herein sometimes called “IVNE Financial Statements”, are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of IVNE for the periods indicated.  All statements of IVNE will have been prepared in accordance with generally accepted accounting principles.

4.7

Since March 31, 2005, there have not been any material adverse changes in the business or condition, financial or otherwise, of IVNE.  IVNE does not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) except as shown on the unaudited financial statements as of March 31, 2005 and as set forth on Schedule 4.7 attached hereto.  IVNE has no assets except as shown on the unaudited financial statements as of March 31, 2005.

IVNE further acknowledges and covenants that the liabilities listed on Schedule 4.7 shall be paid out of proceeds put into escrow by the Buyer pursuant to that certain escrow agreement dated the date hereof between the IVNE, CKCB, the Principal Shareholder and Burns & Levinson LLP as Escrow Agent (the “Escrow Agreement”).  Any and all other liabilities of the IVNE that have occurred or that were accrued prior to the Closing whether billed prior to or after the Closing shall be the full responsibility of the Principal Shareholder.  To the extent that Principal Shareholder does not pay such liabilities of IVNE that occurred or accrued before the Closing, the Escrow Agent may use the Pledge Shares, as defined below, pursuant to the Pledge Agreement dated the date hereof by and between CKCB and the Principal Shareholder (the “Pledge Agreement”) to pay such liabilities or any other means pursuant to this Agreement to recover such liabilities and in accordance with Section 4.14 and 4.15 below.

4.8

There are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of IVNE, threatened against IVNE or affecting any of its assets or properties, and IVNE is not in any breach or violation of or default under any contract or instrument to which IVNE is a party, and no event has occurred which with the lapse of time or action by a third party could result in a breach or violation of or default by IVNE under any contract or other instrument to which IVNE is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to IVNE.

4.9

The representations and warranties of IVNE shall be true and correct as of the date hereof and as of the Initial Closing Date.

4.10

IVNE corporate books and records are true records of its actions.  IVNE will also deliver to CKCB on or before each of the Initial Closing Dates and the Second Closing Date any reports relating to the financial and business condition of IVNE which occur after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

4.11

IVNE has terminated “The 2004 Benefit Plan of InvestNet, Inc.” and does not maintain, any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of IVNE, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with IVNE, any entity required to be aggregated in a controlled group or affiliated service group with IVNE for purposes of ERISA or the Internal Revenue Code of 1986 (the “Code”) (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time (“Benefit Plans”).

4.12

IVNE is current in its filing obligations under the federal securities laws.  No report filed by IVNE with the Securities and Exchange Commission contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading, and all such reports comply as to form and substance in all material respects with all applicable SEC requirements.

4.13

IVNE shall cooperate with the CKCB or its designees with:  (i) filing the necessary documents with the SEC and the Nevada  Secretary of State in order to appoint new directors and officers as designated by CKCB and the resignation of IVNE’s current officers and directors as instructed by CKCB or its designees (but not until the CKCB’s director designees have been seated and the IVNE’s Form 14-f filing and mailing requirements have been achieved;

(ii) effect a reverse stock split of the IVNE Common Stock; (iii) effect a name change of IVNE as determined by the CKCB or its designees; (iv) assist in any way to ensure that the shares of the IVNE Common Stock shall continue to be listed on the Over-the-Counter Bulletin Board, and to notify the CKCB if IVNE receives any notification (either oral or written) materially adversely effecting such status; and (v) assist CKCB with the exchange of shares with IVNE and conversion of shares pursuant to the Convertible Promissory Note.

4.14

IVNE and the Principal Shareholder hereby agree to indemnify CKCB, the CKCB Designated Shareholders, all other shareholders of CKCB and each of the officers, agents and directors of CKCB against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by IVNE and/or its officers or directors herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of IVNE prior to the Initial Closing or the Second Closing; or (B) the operations of IVNE prior to the Initial Closing or the Second Closing.

4.15

The Principal Shareholder shall place deposit 17,936,094 shares of IVNE Common Stock held in its name (the “Pledge Shares”) as collateral in escrow pursuant to the Pledge Agreement and the Escrow Agreement as collateral in case CKCB has any claims pursuant to Section 4.14 or any other claim or loss due to a breach by IVNE or the Principal Shareholder of this Agreement.  The Principal Shareholder understands and acknowledges that such Pledge Shares may be used to offset or indemnify CKCB against such loss or breach.

ARTICLE V

Obligations of the Parties Pending the Initial and Second Closings

5.1

At all times prior to the Initial Closing and the Second Closing during regular business hours, each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request.  It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information.  The recipient of such information shall at all times protect such information from disclosure, other than disclosure required by rule, regulation, or law, other than to members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party.  In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information.  No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

5.2

IVNE and CKCB shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

5.3

All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

5.4

IVNE shall not enter into or consummate any transactions prior to the Initial Closing or the Second Closing other than in the ordinary course of business, except for the sale of certain assets and liabilities pursuant to an Agreement for the Sale of Ownership dated the date hereof by IVNE and V-Capital Limited to sell certain subsidiaries and to be held in escrow until the Initial Closing hereunder is completed (the “Sale of Subsidiary Agreement”) and will issue no securities, pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect its financial condition.

5.5

Immediately following the Initial Closing, the Escrow Agent, upon any required notice, shall release the Sale of Subsidiary Agreement and it shall become effective.  All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts to ensure that the Sale of Subsidiary Agreement become effective immediately following the Initial Closing.

ARTICLE VI

Procedure For Exchange

6.1

After the execution of this Agreement, the exchange shall be effected as soon as practicable after receipt by Burns & Levinson LLP, as attorney for CKCB, of the CKCB common stock certificates representing 12% of the issued and outstanding common stock of CKCB, by instructing the transfer agent of IVNE to issue the new certificates and sending the certificates of IVNE by Federal Express to the exchanging CKCB Designated Shareholders or their designees.

ARTICLE VII

Conditions Precedent to the

Consummation of the Exchange

The following are conditions precedent to the consummation of the Agreement on or before the Initial Closing and the Second Closing as the case may be:

7.1

CKCB and IVNE shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Initial Closing and Second Closing and IVNE and CKCB shall provide one another at the Initial Closing and Second Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Initial Closing Date pursuant to the terms of this Agreement.

7.2

This Agreement, the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, at meetings of the shareholders of CKCB duly and properly called for such purpose in accordance with the applicable laws.

7.3

No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

7.4

All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for CKCB and IVNE.

7.5

The representations and warranties made by CKCB and IVNE in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Initial Closing Date and as of the Second Closing Date.

7.6

Securities Laws Compliance.  The CKCB Designated Shareholders, by executing this Agreement hereby represents and warrants to IVNE as follows:

(a)

Ownership of the CKCB shares.  The CKCB Designated Shareholders own, beneficially and of record, or otherwise serve as nominees for the beneficial holders of CKCB who themselves own, good and marketable title to all CKCB shares, in each case, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements.  At the Closing, the CKCB Designated Shareholders will convey to IVNE good and marketable title to the CKCB shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

(b)

Authority Relative to this Agreement.  The execution, delivery and performance of this Agreement by the CKCB Designated Shareholders and the consummation by the CKCB Designated Shareholders of the transactions contemplated hereby have been duly authorized by the appropriate shareholders of CKCB, and no other actions on the part of the CKCB Designated Shareholders or the beneficial holders of CKCB are necessary to authorize this Agreement or the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the CKCB Designated Shareholders and constitutes a valid and binding agreement of the CKCB Designated Shareholders, enforceable against the CKCB Designated Shareholders in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

(c)

Consents and Approvals; No Violations.  Except for requirements of applicable laws, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the CKCB Designated Shareholders of the transactions contemplated by this Agreement.  Neither the execution and delivery of this Agreement by the CKCB Designated Shareholders nor the consummation by the CKCB Designated Shareholders of the transactions contemplated hereby, nor compliance by the CKCB Designated Shareholders with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the CKCB Designated Shareholders are a party or by which the CKCB Designated Shareholders or their property may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the CKCB Designated Shareholders, except in the case of clauses (a) and (b) for violations, breaches or defaults which are not in the aggregate material to the CKCB Designated Shareholders.

(d)

Restricted Securities.  The CKCB Designated Shareholders acknowledge that the IVNE shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the IVNE shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the IVNE shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, the CKCB Designated Shareholders are familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(e)

Accredited Investor.  The CKCB Designated Shareholders and any of their designees are either an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, or, if not, the CKCB Designated Shareholders or such designee are a sophisticated investor and are able to bear the economic risk of acquiring the IVNE Shares pursuant to the terms of this Agreement, including a complete loss of the CKCB Designated Shareholders’s or their designees investment in the IVNE shares.

(f)

Legend.  The CKCB Designated Shareholders and any of their designees acknowledge that the certificate(s) representing the IVNE shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE

REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

7.7

IVNE shall furnish CKCB with a certified copy of a resolution or resolutions duly adopted by the Board of Directors of IVNE, approving this Agreement and the transactions contemplated by it.

7.8

The Escrow Agent shall have received the executed Sale of Subsidiary Agreement that is to become effective immediately after the Initial Closing hereunder.

ARTICLE VIII

Termination and Abandonment

8.1

Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the Initial Closing or the Second Closing:

(a)

By mutual consent of CKCB and IVNE;

(b)

By CKCB, or IVNE, if any condition set forth in Articles VII or X relating to the other party has not been met by the Initial Closing Date or the Second Closing or has not been waived in writing by the other party;

(c)

By CKCB, or IVNE, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

(d)

By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

(e)

By any party if the Initial Closing is not completed by June 15, 2005, or if the Initial Closing Date passes without performance.

8.2

Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

ARTICLE IX

Termination of Representation and

Warranties and Certain Agreements

9.1

The respective representations and warranties of the parties hereto shall expire with, and be terminated and extinguished four years after the date of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

ARTICLE X

Miscellaneous

10.1

This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

10.2

To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

10.3

All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

10.4

This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of CKCB.

10.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To China Kangtai Cactus Bio-Tech Company Limited:

China Kangtai Cactus Bio-Tech Company Limited

P.O. Box 957

Offshore Incorporations Centre

Road Town

Tortola

British Virgin Islands

Facsimile: 451-57351551

With a copy to:

Burns & Levinson LLP

125 Summer Street

Boston, MA 02110

Attn: Andrew J.  Merken, Esq.

Facsimile: 617-345-3299

To: Investnet, Inc.:

Unit 3302, 33/F, Lippo Centre, Tower 2

89 Queensway, Admiralty, Hong Kong

Attn: President

Facsimile: 00852-21501388

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

10.6

No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of CKCB and IVNE.  However, either CKCB or IVNE may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

10.7

The Parties to this Agreement hereby agree as follows: (a) Subsequent to the Initial Closing, and as a condition to the Second Closing (the effectiveness of the Convertible Note and purchase of the remaining 88% of the issued and outstanding stock of CKCB), IVNE shall effect the 1) name change to a name selected by CKCB and 2) a reverse split of one for seventy (1:70) shares of the issued and then outstanding shares of common stock of IVNE, which reverse split will become effective at the same time as the name change; and further, IVNE shall, within 48 hours of filing, provide CKCB with time stamped file copies of duly authorized Articles of Amendment as filed with the Secretary of the State of Nevada, which effects the reverse split and name change.

IN WITNESS WHEREOF, the parties have entered into this Agreement this ___ day of May, 2005.

InvestNet, Inc

/s/ Terence Ho

Chief Financial Officer and Chairman

China Kangtai Cactus Bio-Tech Company Limited

/s/ Wang Jinjiang

Chairman

CKCB Designated Shareholders

/s/ Wang Jinjiang

Wang Jinjiang

/s/ Wang Chengzhi

Wang Chengzhi

SCHEDULE 4.7

CHANGES IN FINANCIAL CONDITION

List of Liabilities and Amount:

Accounts Payable and Accrued Liabilities

  $50,000

Preferred Stock Buyback

$250,000

EXHIBIT A

CONVERTIBLE PROMISSORY NOTE

DUE ON OR BEFORE OCTOBER 28, 2005

THIS CONVERTIBLE PROMISSORY NOTE is issued by Investnet, Inc., a Nevada corporation (the "Company"), designated as its Convertible Promissory Note, due on or before October 28, 2005 (the "CONVERTIBLE NOTE") issued pursuant to the Agreement And Plan of Reorganization dated May 13, 2005 between China Kangtai Cactus Bio-Tech Company Limited (“CKCB”), a British Virgin Islands corporation, its shareholders (“Shareholders”) and the Company (the "Reorganization Agreement").

FOR VALUE RECEIVED, the Company promises to pay (ratably as per their shareholdings in CKCB) to the Shareholders or their registered assigns (the "HOLDERS"), the principal sum of $8,070,000 on October 28, 2005, subject to payment on an earlier date due to default and accelerations, and further subject to earlier reduction in the Convertible Note balance due to conversions and amounts outstanding as provided hereunder (the "MATURITY DATE"), and to pay interest to the Holders on the aggregate unconverted and then outstanding principal amount of this Convertible Note at the rate of 5% per annum, payable on the Maturity Date as set forth herein.  Interest shall be calculated on the basis of a 360-day year and shall accrue on the Maturity Date.  On the Maturity Date, the Company may, in its sole discretion, pay the principal sum (and interest accrued) by issuing to the Holders 14,248,395 shares of the Company's restricted common stock, provided a required 1 for 70 reverse stock split of the common stock has been effected.

This Convertible Note is subject to the following additional provisions:

1.  SUBJECT TO REORGANIZATION AGREEMENT.  This Convertible Note has been issued subject to certain investment representations of the original Holders set forth in the Reorganization Agreement and may be transferred or exchanged only in compliance with the Reorganization Agreement and applicable federal and state securities laws and regulations.  Prior to due presentment to the Company for transfer of this Convertible Note, the Company and any agent of the Company may treat the persons in whose names this Convertible Note is duly registered on the Convertible Note Register as the owners hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Convertible Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

2.  EVENTS OF DEFAULT.

(a) "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of, interest on, or liquidated damages in respect of, any Convertible Note, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 30 days of notice of such default sent by the Holder(s);

(ii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or

(iii) the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or

(iv) the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing.

(b) REMEDIES UPON DEFAULT.  If any Event of Default occurs and is continuing, the full principal amount of this Convertible Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holders’ election, immediately due and payable in cash.  The Holder(s) need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holders at any time prior to payment hereunder and the Holders shall have all rights as Convertible Note holders until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3.  CONVERSION.

(a) CONVERSION RIGHT.  At any time after the Original Issue Date until this Convertible Note is no longer outstanding, this Convertible Note shall be convertible into shares of Common

Stock at the option of the Holders, in whole (and not in part) at any time and from time to time (subject to the limitations on conversion set forth in this Section 3(a) hereof).  The Holders shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as ANNEX A (a "NOTICE OF CONVERSION"), specifying therein the principal amount of Convertible Note to be converted and the date on which such conversion is to be effected (a "CONVERSION DATE").  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder.  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Convertible Note in an amount equal to the applicable conversion.  The Holders and the Company shall maintain records showing the principal amount converted and the date of such conversion.  The Holders and any assignee, by acceptance of this Convertible Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of this Convertible Note, the principal amount of this Convertible Note may be less than the amount stated on the face hereof.

(b) UNDERLYING SHARES ISSUABLE UPON CONVERSION AND PURSUANT TO THE CONVERSION OF PRINCIPAL AMOUNT.  The number of shares of Common Stock issuable upon conversion shall be 14,248,395 (post a required 1 for 70 reverse stock split) shares of the Company's restricted common stock (the "Underlying Shares").

(d) DELIVERIES UPON CONVERSION.  Not later than 10 Business Days after any Conversion Date, the Company will deliver to the Holders a certificate or certificates representing the Underlying Shares representing the number of shares of Common Stock being acquired upon the conversion of Convertible Note (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest).

(e) ADJUSTMENTS.

(i) If the Company, at any time while the Convertible Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Convertible Note, including interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the number of Underlying Shares into which this Convertible Note is convertible into shall be correspondingly adjusted by multiplying such number of shares by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding on a fully diluted basis.

(g) The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

(h) The issuance of certificates for shares of the Common Stock on conversion of the Convertible Note shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Convertible Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.  DEFINITIONS.  For the purposes hereof, in addition to the terms defined elsewhere in this Convertible Note: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Reorganization Agreement, and (b) the following terms shall have the following meanings:

"BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"COMMISSION" means the Securities and Exchange Commission.

"COMMON STOCK" means the common stock, $0.001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"ORIGINAL ISSUE DATE" shall mean the date of the first issuance of the Convertible Note regardless of the number of transfers of any Convertible Note and regardless of the number of instruments which may be issued to evidence such Convertible Note.

"SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of Convertible Note or as payment of interest in accordance with the terms hereof.

5.  DEBT OBLIGATION.  This Convertible Note is a direct debt obligation of the Company.  This Convertible Note ranks PARI PASSU with all other Convertible Notes now or hereafter issued under the terms set forth herein.

6.  REPLACEMENT OF NOTE.  If this Convertible Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Convertible Note, or in lieu of or in substitution for a lost, stolen or destroyed Convertible Note, a new Convertible Note for the principal amount of this Convertible Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Convertible Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

7.  INTERPRETATION; CHOICE OF LAW.  All questions concerning the construction, validity, enforcement and interpretation of this Convertible Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Note or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of this Convertible Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.  WAIVER.  Any waiver by the Company or the Holders of a breach of any provision of this Convertible Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Convertible Note.  The failure of the Company or the Holders to insist upon strict adherence to any term of this Convertible Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Convertible Note.  Any waiver must be in writing.

9.  MISCELLANEOUS.  If any provision of this Convertible Note is invalid, illegal or unenforceable, the balance of this Convertible Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Convertible Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date first above indicated.

IVNESTNET, INC.

By: /s/ Terence Ho

Title: Chief Financial Officer and Chairman